Media	Investors
Janis Smith	Bob Strickland
(415)396-7711	(415)396-0523

Tuesday, October 21, 2003
WELLS FARGO REPORTS RECORD
QUARTERLY EARNINGS PER SHARE

               Third Quarter 2003 Highlights:
•	Record diluted earnings per share of $.92, up 10 percent from prior year’s $.84

•	Record revenue of $7.2 billion, up 19 percent from prior year

•	Strong balance sheet growth
o	Average loans up 21 percent from prior year
o	Average core deposits up 17 percent from prior year

•	Asset quality improvement
o	Nonperforming assets declined $38 million from prior quarter, and improved to .74 percent of loans
o	Net charge-offs as a percentage of average total loans declined to .78 percent from .91 percent in prior year

•	Moody’s Investor Service raised Wells Fargo Bank, N.A. to “Aaa”

•	Dividend increased 50 percent to $.45 per share

Selected Financial Information
	Third Quarter			Nine months ended September 30		,
			%			%
Earnings	2003	2002	Change	2003	2002	Change

Diluted earnings per share	$.92	$.84	10	$2.70	$2.46	10
Net income (in millions)	1,561	1,444	8	4,578	4,244	8

Asset Quality
Net charge-offs (annualized) as % of average loans	.78	.91	(14)	.82	.97	(15)
Nonperforming assets as % of total loans	.74	.93	(20)	.74	.93	(20)
Nonperforming assets (in millions)	$1,723	$1,737	(1)	$1,723	$1,737	(1)

Other
Revenue (in millions)	$7,166	$6,040	19	$20,430	$18,013	13
Average loans (in billions)	220.0	181.8	21	209.5	177.7	18
Average core deposits (in billions)	215.7	184.4	17	206.0	180.5	14

For 2002, the first quarter transitional goodwill impairment charge of $276 million, accounted for as a cumulative effect of change in accounting principle, is excluded above and in the text and tables on pages 1-9 of this release.

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $.92 for third quarter 2003, compared with $.84 in third quarter 2002, up 10 percent. Net income was a record $1.6 billion, up 8 percent from $1.4 billion in third quarter 2002. For the first nine months of 2003, net income was a record $4.6 billion, up 8 percent from the first nine months of 2002, and diluted earnings per share were a record $2.70, up 10 percent from the prior year.

               “Our outstanding third quarter results demonstrate once again that the key to the bottom line is actually the top line,” said Chairman and CEO Dick Kovacevich. “Revenue increased 19 percent in the third quarter from the prior year and was up 13 percent year-to-date from the prior year. Achieving nine consecutive quarters of record revenue and profits reflects the hard work of our 139,000 team members in earning more and more of their customers’ business. Our consistent double-digit revenue and EPS growth continued to be among the very best not only in the financial services industry but in any industry.

               Reflecting the strength and consistency of our financial performance, we increased our common stock dividend by 50 percent during the quarter and Wells Fargo Bank, N.A. became the only ‘Aaa’-rated bank in the U.S., making us the first U.S. bank to be upgraded by Moody’s to their highest credit since 1995. Our strong dividend and ‘Aaa’ bank rating validate our long-time business model — a well-diversified, customer-centric financial services company, much more than just a bank. Our ability to deliver superior value to our customers enables us to deliver superior value to all our stakeholders.”

Financial Performance

               Diluted earnings per share were $.92, up 10 percent from $.84 in third quarter 2002. “EPS has now grown at a double-digit rate for nine consecutive quarters,” said Chief Financial Officer Howard Atkins. “Moreover, taking advantage of interest rates and equity markets, the Company took a number of strategic actions in the quarter which will benefit future financial performance but which had the effect of reducing third quarter 2003 earnings by $171 million after-tax, or $.10 per share. These actions included repositioning the bond portfolio, retiring $1.8 billion of term debt previously issued at higher costs, contributing approximately 40 percent of our public stock portfolio to the Wells Fargo Foundation (a tax-efficient way of funding this expense), consolidating certain Company-owned facilities and operations to reduce future occupancy and operating costs, and renegotiating certain vendor contracts to reduce on-going equipment and software expenses. The $.10 per share reduction in earnings from these actions, which will benefit future financial performance, includes both revenue and expense impacts and is after tax benefits derived from the public stock donations.”

Revenue

               Revenue of $7.2 billion grew $1.1 billion, or 19 percent, from third quarter 2002 and accelerated to 24 percent growth (annualized) on a linked-quarter basis. Residential mortgage banking revenue accounted for 58 percent of consolidated revenue growth from third quarter 2002, while the strategic actions taken in the quarter reduced third quarter 2003 revenue by $100 million, or 9 percent of the total year-over-year growth. “Apart from the strategic actions and mortgage banking, the rest of our business lines combined grew revenue at a double-digit pace from third quarter 2002 and on a linked quarter basis, reflecting the breadth and strength of our business,” said Atkins.

Loans

               Average loans of $220.0 billion for third quarter 2003 increased $38.2 billion, or 21 percent, from third quarter 2002. “Consumer demand for credit, particularly home equity, residential first mortgages, other revolving credit and installment loans, remained robust,” said Atkins. On a combined basis, average consumer loans and real estate first mortgage loans increased almost $37.4 billion, or 41 percent, from the same period last year. This included 32 percent growth for home equity, 11 percent growth for credit cards, and 28 percent growth for other revolving credit and installment loans. Average commercial loans remained essentially flat, increasing 1 percent from a year ago.

Deposits

               Average core deposits grew $31 billion, or 17 percent, year-over-year. Excluding mortgage escrow deposits, average core deposits grew $20 billion from third quarter 2002, primarily driven by a 32 percent increase in consumer and business noninterest-bearing checking balances. Average interest-bearing core deposits, including interest-bearing checking accounts, CDs, market rate accounts and other savings products, grew 9 percent.

Net Interest Income

               Net interest income grew $513 million, or 14 percent year-over-year, driven by the 21 percent increase in average loans and the 17 percent increase in average core deposits. “Net interest income grew at a double-digit rate, reflecting continued strong growth in consumer loans, mortgages held for sale and noninterest-bearing and market-rate and other savings deposits,” said Atkins. On a linked-quarter basis, the net interest margin declined from 5.12 percent to 5.03 percent. The pace of decline in the margin slowed from prior quarters and the margin stabilized toward the end of the quarter, in part due to the actions taken to reposition the bond portfolio and retire higher-cost term debt.

Noninterest Income

               Noninterest income in third quarter 2003 increased $613 million, or 26 percent, from a year ago. Linked-quarter growth accelerated to 37 percent (annualized). The strategic actions taken in the quarter reduced third quarter 2003 noninterest income by $100 million, or 3 percent. “Fee-based income growth was solid across the board,” said Atkins. “Residential mortgage banking fees were up $302 million, accounting for half of the overall 26 percent increase in fee income from a year ago. Growth in mortgage fee income reflected an 81 percent increase in originations from a year ago as well as, more recently, growth in servicing fees due to increases in both the size and estimated duration of the servicing portfolio. Trust and investment fees were up 9 percent from a year ago and 29 percent (annualized) on a linked-quarter basis, reflecting the impact of higher equity market values on our assets under management, and our successful efforts to better serve clients by adding more Series 7 licensed bankers and private bankers. Insurance fees increased 8 percent from a year ago, but declined on a linked-quarter basis due to normal seasonality in our crop insurance business. Deposit service fees, credit card fees and credit line fees all exhibited strong growth due to brisk business and successful cross-sell,” said Atkins.

Noninterest Expense

               Noninterest expense was $4.4 billion in third quarter 2003, up $993 million, or 29 percent, from a year ago. The strategic actions taken in third quarter 2003 accounted for $233 million, or 23 percent, of the year-over-year growth in expenses. “The strategic actions we took in the quarter are part of our on-going efforts to improve operating efficiency and will reduce future donation expenses, occupancy costs and equipment and software costs. Approximately 47 percent of year-over-year expense growth was due to the 81 percent growth in residential mortgage origination volume compared with a year ago. These mortgage-related expenses, which are tied to production and application volumes, are largely variable costs and would be expected to decline over time if mortgage volumes slow,” said Atkins. The third quarter 2003 efficiency ratio was 61 percent. The strategic actions, which reduced revenue by $100 million and increased expenses by $233 million, accounted for approximately 4 percent of this ratio.

Credit Quality

               “Credit quality continued to improve in the third quarter with further reductions in nonperforming assets and further improvements in loss rates,” said Chief Credit Officer Dave Munio. Nonperforming assets at September 30, 2003 were $1,723 million (.74 percent of total loans), down $38 million from the prior quarter and down $14 million from a year ago. Net credit losses were $434 million (.78 percent of average total loans), compared with $424 million in second quarter 2003 (.81 percent of average total loans) and $415 million a year ago (.91 percent of average total loans). “Given the substantial growth in our consumer portfolios in the last two years, we are extremely pleased with the continued improvement in overall loss rates — which at quarter end stood at the lowest level since second quarter 2000 — although there can be no assurance that loss rates will remain low as these high-growth consumer portfolios season over time. The allowance for loan losses, at $3.9 billion, continued to provide over two times coverage of both nonperforming loans and annualized net charge-offs. We believe that our portfolio diversity and granularity coupled with our culture of disciplined risk management contributed to our stable and satisfactory credit results.”

Business Segment Performance

               Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. More financial information about the business segments is on pages 19 and 28.

               Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information
	Third Quarter			Nine months ended September 30			,
			%			%
(in millions)	2003	2002	Change	2003	2002	Change

Total revenue	$5,202	$4,408	18	$14,791	$12,949	14
Provision for loan losses	221	180	23	681	648	5
Noninterest expense	3,428	2,574	33	9,289	7,579	23
Net income	1,065	1,073	(1)	3,183	3,060	4
Average loans (in billions)	149.8	117.1	28	140.8	113.4	24
Average assets (in billions)	290.3	226.4	28	271.9	222.5	22

•	Strong sales performance
o	Record core product sales, up 9 percent from a year ago
o	Record sales per platform banker of 5 sales per day
o	Retail core deposits up over 9 percent year over year (excludes mortgage escrows)

•	300 platform bankers added in Q3
•	Regulatory approval received for Pacific Northwest Bancorp and Two Rivers Corporation acquisitions
•	Internet highlights:
o	Won Forrester Research’s award for the best cross-channel customer experience, alongside retailers Macy’s and Lands’ End
o	Reached 4.6 million active online consumer customers, up 40 percent from a year ago
o	New online brokerage accounts opened in Q3 increased 23 percent from a year ago
o	Reached 387,000 active online small business customers, up 52 percent from a year ago
o	Online merchant card processing volume reached $3 billion in Q3 2003, up 115 percent from a year ago

               Community Banking reported net income of $1,065 million in third quarter 2003, compared with $1,073 million for the same period in 2002. Net income for third quarter 2003 reflected the strategic actions taken in the third quarter, which reduced Community Banking’s net income $170 million. Third quarter 2003 net income also reflected an increase in year-over-year earnings of $108 million from residential home mortgages. The balance of Community Banking net income growth from third quarter 2002 was primarily due to the impact of consumer loan and deposit growth, net of the impact of narrower deposit spreads. Community Banking’s revenue was up 18 percent from the third quarter of last year. Net interest income increased by $392 million, or 15 percent, compared with third quarter 2002, primarily due to growth in consumer loans, mortgages held for sale and deposits. Noninterest income was up $402 million, or 23 percent, in third quarter 2003, compared with 2002. The strategic actions taken in the quarter reduced noninterest income in third quarter 2003 by $100 million. Noninterest expense increased by $854 million in third quarter 2003, or 33 percent, compared with the same period of 2002. The increase in noninterest income and noninterest expense was due primarily to increased mortgage originations. The strategic actions taken during the quarter accounted for $231 million, or 7 percent, of noninterest expense for third quarter 2003. The provision for loan losses increased by $41 million in third quarter 2003, compared with third quarter 2002, due to 28 percent growth in average loans.

               “Thanks to the dedication of our team, we achieved record retail sales results for the third quarter, with almost 3.2 million core sales, up 9 percent from the same period last year,” said John Stumpf, Group EVP, Community Banking. “Sales per platform banker reached an all time quarterly high of over 5 sales per day, and we added more than 300 platform bankers this quarter to better serve our customers. We now have 4.6 million retail online banking customers, 387,000 small business online banking customers, and 1.5 million bill payment and presentment customers enjoying the benefits of these award-winning services. We are installing an additional 1,100 internet-enabled computers so that by year-end, bankers in 2,200 stores can demonstrate these convenient services to our customers on the spot. We received shareholder and regulatory approval for our acquisition of Pacific Northwest Bancorp, and expect to complete the acquisition by the end of this month.”

               “The Wells Fargo residential real estate businesses originated $161 billion in the third quarter, surpassing the previous industry record of $135 billion set by Wells Fargo in the second quarter of this year,” said Mark Oman, Group EVP, Home and Consumer Finance.

“Year to date we have originated an industry record of $399 billion, already surpassing the $333 billion we originated for all of last year. Our goal continues to be to satisfy the housing requirements of all Americans. In addition to being the nation’s top mortgage originator for the fourth consecutive year, Wells Fargo Home Mortgage ranks first in originations to minority borrowers, first in originations to low-to-moderate income borrowers and first in originations in low-to-moderate income geographies.”

               Wells Fargo’s owned mortgage servicing portfolio rose to $674 billion, up 18 percent from a year ago. Reflecting the growth in the servicing portfolio, replacement of lower value, high note rate loans with higher value, low note rate loans and the increase in fair value resulting from the increase in mortgage rates, the carrying value of mortgage servicing rights increased from $3.8 billion at June 30, 2003 (.73 percent of loans serviced for others) to $5.8 billion at September 30, 2003 (1.03 percent of loans serviced for others). The average note rate for the portfolio declined 25 basis points in the quarter to an all-time record low of 5.98 percent at September 30, 2003. “Given the record low note rate and increased duration of the servicing portfolio, we believe the servicing asset has tremendous value at today’s interest rate levels,” said Oman.

               Wholesale Banking provides businesses across the United States, predominantly with annual sales in excess of $10 million, with a complete line of commercial, corporate, treasury management, investment, insurance brokerage, capital markets and real estate banking products and services.

Selected Financial Information
	Third Quarter			Nine months ended September 30			,
			%			%
(in millions)	2003	2002	Change	2003	2002	Change

Total revenue	$1,263	$1,068	18	$3,682	$3,419	8
Provision for loan losses	54	60	(10)	154	218	(29)
Noninterest expense	629	564	12	1,885	1,747	8
Net income	372	285	31	1,063	933	14
Average loans (in billions)	49.0	49.1	—	49.4	49.5	—
Average assets (in billions)	75.7	71.3	6	76.1	70.3	8

•	Record net income for Wholesale Banking
•	Corporate Banking deposits up 48 percent from a year ago
•	Century Business Credit becomes Wells Fargo Century, Inc.
•	Global Finance magazine named Wells Fargo “Best Commercial Internet Bank”
•	Key acquisitions for institutional investments and insurance brokerage

               Wholesale Banking reported earnings of $372 million in third quarter 2003, up 31 percent from third quarter 2002. Third quarter revenue was $1.3 billion, up 18 percent from third quarter 2002. Third quarter expenses were up 12 percent from third quarter 2002. Reflecting a relatively stable credit environment, nonperforming assets declined 15 percent, from $813 million at September 30, 2002 to $692 million at September 30, 2003. The provision for loan losses in third quarter 2003 declined $6 million from a year ago.

               “Our team members delivered record quarterly earnings and outstanding results for Wholesale Banking despite continued flat loan demand,” said Dave Hoyt, Group EVP, Wholesale Banking. To leverage the strength of the Wells Fargo brand, Wholesale Banking’s

Century Business Credit unit, part of the asset-based lending group, changed its name to Wells Fargo Century, Inc. It is one of the largest bank-owned factoring companies in the U.S. and provides factoring, commercial and trade finance to middle-market businesses across the country.

               “In addition to new business acquisition and a continued focus on delivering outstanding customer service,” said Hoyt, “one of our primary goals is to improve cross-sell with existing relationships. To achieve this, we’ve focused on making it easier for customers to bring us more of their business and on helping customers realize efficiencies. Our progress is being recognized in the marketplace. Global Finance magazine named Wells Fargo the Best Commercial Internet Bank in the United States. We also were named the best integrated Web site, for both consumer and corporate banking and received Forrester Research’s award for the best cross-channel integration capabilities. Wells Fargo Institutional Trust Services was ranked number two in customer satisfaction in a global list of top rated 401(k) plan administrators and number five as a mutual fund manager, according to a survey by 401kExchange, a research and marketing firm.”

               Hoyt said Wholesale Banking continues to improve the breadth and depth of its product offering to satisfy all the financial services needs of its customers. During the quarter, Wells Fargo agreed to acquire Benson Associates, LLC, a Portland, Oregon-based asset-management company with $1.3 billion in equity assets under management and Wells Fargo subsidiary Acordia, Inc., America’s largest bank-owned insurance brokerage, acquired four insurance brokerages in Texas, Nebraska and Pennsylvania.

               Wells Fargo Financial offers consumer and commercial finance, leasing, private label credit cards and dealer financing in 47 states, Canada, and the Caribbean.

Selected Financial Information
	Third Quarter			Nine months ended September 30			,
			%			%
(in millions)	2003	2002	Change	2003	2002	Change

Total revenue	$696	$572	22	$1,955	$1,643	19
Provision for loan losses	159	155	3	448	429	4
Noninterest expense	343	268	28	973	810	20
Net income	121	92	32	332	251	32
Average loans (in billions)	21.2	15.6	36	19.3	14.8	30
Average assets (in billions)	22.9	17.4	32	21.1	16.6	27

•	Net income up 32 percent from a year ago
•	Strong loan growth of 11 percent from prior quarter
o	Real estate secured receivables up $1.0 billion
o	Auto receivables up $.9 billion

               “Wells Fargo Financial’s third quarter net income increased 32 percent over the same period last year, to $121 million,” said Mark Oman, Group EVP, Home and Consumer Finance. “This very strong growth reflected the benefits of the changes made to the business models which allowed the point-of-sale team members to focus on their core capability of selling, supported by strong centralized collections, operations, analytics and controls. The changes to the business model fueled growth in the real estate and auto markets, which increased receivables to $22.4 billion at September 30, 2003.” Receivables increased

$2.2 billion in the third quarter and $5.5 billion during the first nine months of 2003 from the same periods of 2002.

Recorded Message

               A recorded message reviewing Wells Fargo’s results will be available today at 5:30 a.m. Pacific time through Friday, October 24 at Midnight, Pacific Time. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 3141348. The call is also available on the internet at www.wellsfargo.com/invest_relations/earnings and www.vcall.com.

               Certain amounts for prior quarters have been reclassified to conform with the current financial statement presentation.

               The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

               This news release contains forward-looking statements about the Company. Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release are the statements about the expected benefits of the strategic actions taken in the third quarter 2003 and various statements about future credit losses and credit quality.

               Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

               There are several factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and Annual Report on Form 10-K for the year ended December 31, 2002, including information incorporated into the Form 10-K from the Company’s 2002 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, Items 2 and 3 of the Form 10-Q and “Financial Review—Risk Management” included in the 2002 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

               Other factors described in the Form 10-Q and Form 10-K include · business and economic conditions · fiscal and monetary policies · legislation and regulation · disintermediation · competition generally and in light of the Gramm-Leach-Bliley Act ·

potential dividend restrictions · market acceptance and regulatory approval of new products and services · non-banking activities · reliance on other companies for infrastructure components · integration of acquired companies · attracting and retaining key personnel · stock price volatility. See, for example, “Factors That May Affect Future Results” in the Form 10-Q and “Regulation and Supervision” in the Form 10-K.

               Any factor described in this news release, in the Form 10-Q or in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Wells Fargo & Company is a diversified financial services company with $391 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,900 stores and the Internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only “Aaa”-rated bank in the United States.

Visit Wells Fargo at www.wellsfargo.com

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA
	Quarter ended Sept. 30	,	%	Nine months ended Sept. 30	,	%
(in millions, except per share amounts)	2003	2002	Change	2003	2002	Change

For the Period

Before effect of change in accounting principle (1)
Net income	$1,561	$1,444	8%	$4,578	$4,244	8%
Diluted earnings per common share	.92	.84	10	2.70	2.46	10

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.57%	1.78%	(12)	1.63%	1.80%	(9)
Net income applicable to common stock to average common stockholders’ equity (ROE)	18.86	19.38	(3)	19.39	19.69	(2)

After effect of change in accounting principle
Net income	$1,561	$1,444	8	$4,578	$3,968	15
Diluted earnings per common share	.92	.84	10	2.70	2.30	17

Profitability ratios (annualized)
ROA	1.57%	1.78%	(12)	1.63%	1.68%	(3)
ROE	18.86	19.38	(3)	19.39	18.41	5

Efficiency ratio (2)	61.4	56.4	9	59.5	56.3	6

Total revenue	$7,166	$6,040	19	$20,430	$18,013	13

Dividends declared per common share	.45	.28	61	1.05	.82	28

Average common shares outstanding	1,677.2	1,700.7	(1)	1,678.0	1,704.7	(2)
Diluted average common shares outstanding	1,693.9	1,717.8	(1)	1,692.6	1,722.6	(2)

Average loans	$220,027	$181,782	21	$209,453	$177,749	18
Average assets	395,057	321,217	23	375,272	315,568	19
Average core deposits	215,685	184,448	17	206,041	180,521	14

Net interest margin	5.03%	5.52%	(9)	5.14%	5.62%	(9)

At Period End
Securities available for sale	$30,260	$32,974	(8)	$30,260	$32,974	(8)
Loans	231,844	186,310	24	231,844	186,310	24
Allowance for loan losses	3,893	3,861	1	3,893	3,861	1
Goodwill	9,849	9,744	1	9,849	9,744	1
Assets	390,813	334,250	17	390,813	334,250	17
Core deposits	209,422	190,606	10	209,422	190,606	10
Common stockholders’ equity	32,316	30,016	8	32,316	30,016	8
Stockholders’ equity	32,372	30,074	8	32,372	30,074	8

Capital ratios
Common stockholders’ equity to assets	8.27%	8.98%	(8)	8.27%	8.98%	(8)
Stockholders’ equity to assets	8.28	9.00	(8)	8.28	9.00	(8)
Risk-based capital (3)
Tier 1 capital	8.09	7.84	3	8.09	7.84	3
Total capital	11.54	11.39	1	11.54	11.39	1
Tier 1 leverage (3)	6.44	6.83	(6)	6.44	6.83	(6)

Book value per common share	$19.27	$17.67	9	$19.27	$17.67	9

Staff (active, full-time equivalent)	139,200	125,700	11	139,200	125,700	11

Common Stock Price
High	$53.71	$54.84	(2)	$53.71	$54.84	(2)
Low	48.90	38.10	28	43.27	38.10	14
Period end	51.50	48.16	7	51.50	48.16	7

(1)	Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142, Goodwill and Other Intangible Assets.
(2)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	The September 30, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30	,	%
(in millions, except per share amounts)	2003	2002		Change	2003	2002	Change

INTEREST INCOME
Securities available for sale	$470	$582		(19)%	$1,358	$1,893	(28)%
Mortgages held for sale	906	591		53	2,585	1,622	59
Loans held for sale	57	52		10	191	194	(2)
Loans	3,548	3,400		4	10,440	10,072	4
Other interest income	64	74		(14)	205	225	(9)

Total interest income	5,045	4,699		7	14,779	14,006	6

INTEREST EXPENSE
Deposits	384	483		(20)	1,236	1,459	(15)
Short-term borrowings	72	124		(42)	254	429	(41)
Long-term debt	349	367		(5)	1,020	1,041	(2)
Guaranteed preferred beneficial interests in Company’s subordinated debentures	32	30		7	88	88	—

Total interest expense	837	1,004		(17)	2,598	3,017	(14)

NET INTEREST INCOME	4,208	3,695		14	12,181	10,989	11
Provision for loan losses	434	395		10	1,283	1,295	(1)

Net interest income after provision for loan losses	3,774	3,300		14	10,898	9,694	12

NONINTEREST INCOME
Service charges on deposit accounts	607	560		8	1,747	1,612	8
Trust and investment fees	504	462		9	1,433	1,395	3
Credit card fees	251	242		4	752	666	13
Other fees	422	372		13	1,161	1,009	15
Mortgage banking	773	426		81	1,877	1,198	57
Insurance	252	234		8	807	766	5
Net (losses) gains on debt securities available for sale	(23)	121		—	16	202	(92)
Net gains (losses) from equity investments	58	(152)		—	(87)	(230)	(62)
Other	114	80		43	543	406	34

Total noninterest income	2,958	2,345		26	8,249	7,024	17

NONINTEREST EXPENSE
Salaries	1,185	1,110		7	3,481	3,292	6
Incentive compensation	621	446		39	1,571	1,165	35
Employee benefits	374	304		23	1,143	997	15
Equipment	298	232		28	871	697	25
Net occupancy	283	278		2	867	821	6
Net losses on dispositions of premises and equipment	4	—		—	10	26	(62)
Other	1,635	1,037		58	4,206	3,141	34

Total noninterest expense	4,400	3,407		29	12,149	10,139	20

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,332	2,238		4	6,998	6,579	6
Income tax expense	771	794		(3)	2,420	2,335	4

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,561	1,444		8	4,578	4,244	8
Cumulative effect of change in accounting principle	—	—		—	—	(276)	(100)

NET INCOME	$1,561	$1,444		8%	$4,578	$3,968	15%

NET INCOME APPLICABLE TO COMMON STOCK	$1,560	$1,443		8%	$4,575	$3,965	15%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.93	$.85		9%	$2.73	$2.49	10%

Diluted earnings per common share	$.92	$.84		10%	$2.70	$2.46	10%

EARNINGS PER COMMON SHARE
Earnings per common share	$.93	$.85		9%	$2.73	$2.33	17%

Diluted earnings per common share	$.92	$.84		10%	$2.70	$2.30	17%

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.28		61%	$1.05	$.82	28%

Average common shares outstanding	1,677.2	1,700.7		(1)%	1,678.0	1,704.7	(2)%

Diluted average common shares outstanding	1,693.9	1,717.8		(1)%	1,692.6	1,722.6	(2)%

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
				% Change
				Sept. 30, 2003 from
	Sept. 30 ,	Dec. 31,	Sept. 30 ,	Dec. 31,	Sept. 30 ,
(in millions, except shares)	2003	2002	2002	2002	2002

ASSETS
Cash and due from banks	$15,423	$17,820	$15,813	(13)%	(2)%
Federal funds sold and securities purchased under resale agreements	2,692	3,174	4,047	(15)	(33)
Securities available for sale	30,260	27,947	32,974	8	(8)
Mortgages held for sale	55,328	51,154	42,339	8	31
Loans held for sale	7,310	6,665	5,522	10	32

Loans	231,844	196,634	186,310	18	24
Allowance for loan losses	3,893	3,862	3,861	1	1

Net loans	227,951	192,772	182,449	18	25

Mortgage servicing rights, net	5,765	4,489	4,415	28	31
Premises and equipment, net	3,517	3,688	3,664	(5)	(4)
Goodwill	9,849	9,753	9,744	1	1
Other assets	32,718	31,797	33,283	3	(2)

Total assets	$390,813	$349,259	$334,250	12%	17%

LIABILITIES
Noninterest-bearing deposits	$77,175	$74,094	$69,382	4%	11%
Interest-bearing deposits	174,261	142,822	136,374	22	28

Total deposits	251,436	216,916	205,756	16	22
Short-term borrowings	25,589	33,446	30,370	(23)	(16)
Accrued expenses and other liabilities	18,839	18,334	19,341	3	(3)
Long-term debt	58,992	47,320	45,824	25	29
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,585	2,885	2,885	24	24

Total liabilities	358,441	318,901	304,176	12	18

STOCKHOLDERS’ EQUITY
Preferred stock	319	251	294	27	9
Unearned ESOP shares	(263)	(190)	(236)	38	11

Total preferred stock	56	61	58	(8)	(3)
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,532	9,498	9,499	—	—
Retained earnings	22,103	19,394	18,441	14	20
Cumulative other comprehensive income	572	976	1,070	(41)	(47)
Treasury stock – 59,314,051 shares, 50,474,518 shares and 37,900,563 shares	(2,785)	(2,465)	(1,888)	13	48

Total stockholders’ equity	32,372	30,358	30,074	7	8

Total liabilities and stockholders’ equity	$390,813	$349,259	$334,250	12%	17%

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
	Nine months ended Sept. 30	,
(in millions)	2003	2002

Balance, beginning of period	$30,358	$27,214
Net income	4,578	3,968
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	20	—
Change in valuation allowance related to:
Investment securities and other retained interests	(77)	514
Derivative instruments and hedging activities	(347)	(196)
Common stock issued	587	481
Common stock issued for acquisitions	6	535
Common stock repurchased	(1,289)	(1,206)
Preferred stock released to ESOP	192	163
Preferred stock dividends	(3)	(3)
Common stock dividends	(1,764)	(1,399)
Change in Rabbi trust assets and similar arrangements (classified as treasury stock)	111	3

Balance, end of period	$32,372	$30,074

LOANS

	Sept. 30	,	Dec. 31,	Sept. 30	,
(in millions)	2003		2002	2002

Commercial	$47,720		$47,292	$46,827
Real estate 1-4 family first mortgage	59,680		40,976	33,773
Other real estate mortgage	25,723		25,312	25,233
Real estate construction	7,777		7,804	7,887
Consumer:
Real estate 1-4 family junior lien mortgage	40,681		31,290	30,193
Credit card	7,836		7,455	7,033
Other revolving credit and installment	31,919		26,353	24,912

Total consumer	80,436		65,098	62,138
Lease financing	8,185		8,241	8,593
Foreign	2,323		1,911	1,859

Total loans (net of unearned income)	$231,844		$196,634	$186,310

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
	Quarter ended			Nine months ended
	Sept. 30 ,	Jun. 30 ,	Sept. 30 ,	Sept. 30 ,	Sept. 30 ,
(in millions)	2003	2003	2002	2003	2002

Balance, beginning of period	$3,894	$3,887	$3,883	$3,862	$3,761

Allowances related to business combinations/other	(1)	7	(2)	31	93

Provision for loan losses	434	424	395	1,283	1,295

Loan charge-offs:
Commercial	(136)	(147)	(159)	(437)	(534)
Real estate 1-4 family first mortgage	(8)	(6)	(3)	(22)	(18)
Other real estate mortgage	(12)	(9)	(2)	(23)	(14)
Real estate construction	(2)	(3)	(9)	(8)	(34)
Consumer:
Real estate 1-4 family junior lien mortgage	(19)	(22)	(14)	(63)	(43)
Credit card	(109)	(116)	(99)	(337)	(307)
Other revolving credit and installment	(206)	(198)	(212)	(602)	(595)

Total consumer	(334)	(336)	(325)	(1,002)	(945)
Lease financing	(26)	(24)	(21)	(76)	(68)
Foreign	(29)	(25)	(19)	(74)	(63)

Total loan charge-offs	(547)	(550)	(538)	(1,642)	(1,676)

Loan recoveries:
Commercial	31	37	36	106	120
Real estate 1-4 family first mortgage	1	1	1	2	4
Other real estate mortgage	2	3	3	7	12
Real estate construction	2	4	10	11	19
Consumer:
Real estate 1-4 family junior lien mortgage	7	6	4	18	12
Credit card	13	13	12	38	36
Other revolving credit and installment	46	50	49	145	158

Total consumer	66	69	65	201	206
Lease financing	6	7	4	19	16
Foreign	5	5	4	13	11

Total loan recoveries	113	126	123	359	388

Net loan charge-offs	(434)	(424)	(415)	(1,283)	(1,288)

Balance, end of period	$3,893	$3,894	$3,861	$3,893	$3,861

Net loan charge-offs (annualized) as a percentage of average total loans	.78%	.81%	.91%	.82%	.97%

Allowance as a percentage of total loans	1.68%	1.81%	2.07%	1.68%	2.07%

Allowance as a percentage of nonaccrual loans	257%	249%	249%	257%	249%

Allowance as a percentage of nonaccrual loans and other assets	226%	221%	222%	226%	222%

Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS AND OTHER ASSETS
	Sept. 30 ,	Dec. 31,	Sept. 30 ,
(in millions)	2003	2002	2002

Nonaccrual loans:
Commercial	$713	$796	$840
Real estate 1-4 family first mortgage	203	214	215
Other real estate mortgage	267	192	198
Real estate construction	48	93	112
Consumer:
Real estate 1-4 family junior lien mortgage	134	65	39
Other revolving credit and installment	78	48	55

Total consumer	212	113	94
Lease financing	71	79	85
Foreign	3	5	5

Total nonaccrual loans	1,517	1,492	1,549
As a percentage of total loans	.65%	.76%	.83%

Foreclosed assets	200	201	186
Real estate investments (1)	6	4	2

Total nonaccrual loans and other assets	$1,723	$1,697	$1,737

As a percentage of total loans	.74%	.86%	.93%

(1)	Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $9 million, $9 million and $11 million at September 30, 2003, December 31, 2002 and September 30, 2002, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME
	Quarter ended Sept. 30	,	%	Nine months ended Sept. 30	,	%
(in millions)	2003	2002	Change	2003	2002	Change

Service charges on deposit accounts	$607	$560	8%	$1,747	$1,612	8%

Trust and investment fees:
Trust, investment and IRA fees	348	327	6	995	1,004	(1)
Commissions and all other fees	156	135	16	438	391	12

Total trust and investment fees	504	462	9	1,433	1,395	3

Credit card fees	251	242	4	752	666	13

Other fees:
Cash network fees	48	47	2	136	139	(2)
Charges and fees on loans	199	160	24	565	432	31
All other	175	165	6	460	438	5

Total other fees	422	372	13	1,161	1,009	15

Mortgage banking:
Origination and other closing fees	393	271	45	1,003	696	44
Servicing fees, net of amortization and provision for impairment	(82)	(158)	(48)	(1,266)	(279)	354
Net gains on mortgage loan origination/sales activities	319	226	41	1,787	519	244
All other	143	87	64	353	262	35

Total mortgage banking	773	426	81	1,877	1,198	57

Insurance	252	234	8	807	766	5
Net (losses) gains on debt securities available for sale	(23)	121	—	16	202	(92)
Net gains (losses) from equity investments	58	(152)	—	(87)	(230)	(62)
Net gains on sales of loans	19	7	171	23	15	53
Net (losses) gains on dispositions of operations	—	(9)	(100)	27	(6)	—
All other	95	82	16	493	397	24

Total	$2,958	$2,345	26%	$8,249	$7,024	17%

NONINTEREST EXPENSE
	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30		,	%
(in millions)	2003	2002		Change	2003	2002		Change

Salaries	$1,185	$1,110		7%	$3,481	$3,292		6%
Incentive compensation	621	446		39	1,571	1,165		35
Employee benefits	374	304		23	1,143	997		15
Equipment	298	232		28	871	697		25
Net occupancy	283	278		2	867	821		6
Net losses on dispositions of premises and equipment	4	—		—	10	26		(62)
Outside professional services	122	108		13	345	309		12
Contract services	270	129		109	675	353		91
Outside data processing	105	91		15	306	262		17
Telecommunications	92	94		(2)	256	263		(3)
Travel and entertainment	98	85		15	275	243		13
Advertising and promotion	98	85		15	274	229		20
Postage	94	65		45	265	189		40
Stationery and supplies	62	51		22	173	164		5
Insurance	48	29		66	166	141		18
Operating losses	29	40		(28)	149	115		30
Security	41	41		—	125	121		3
Core deposit intangibles	35	38		(8)	107	118		(9)
All other	541	181		199	1,090	634		72

Total	$4,400	$3,407		29%	$12,149	$10,139		20%

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)
	Quarter ended Sept. 30						,
	2003			2002
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,514	.88%	$6	$2,641	1.72%	$11
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,283	4.59	14	1,719	5.48	23
Securities of U.S. states and political subdivisions	2,442	8.92	51	2,123	8.21	41
Mortgage-backed securities:
Federal agencies	18,538	7.50	334	26,037	7.20	445
Private collateralized mortgage obligations	1,972	5.25	25	2,119	7.20	37

Total mortgage-backed securities	20,510	7.28	359	28,156	7.20	482
Other debt securities (4)	3,540	7.89	64	2,883	7.87	58

Total debt securities available for sale (4)	27,775	7.37	488	34,881	7.23	604
Mortgages held for sale (3)	69,786	5.18	906	38,384	6.15	591
Loans held for sale (3)	7,124	3.17	57	5,302	3.92	52
Loans:
Commercial	46,947	6.04	714	46,323	6.76	789
Real estate 1-4 family first mortgage	51,936	4.62	601	31,366	5.94	466
Other real estate mortgage	25,635	5.33	343	25,389	6.09	389
Real estate construction	7,775	4.98	98	7,843	5.74	114
Consumer:
Real estate 1-4 family junior lien mortgage	38,393	6.56	635	29,192	7.71	567
Credit card	7,683	12.11	233	6,898	12.35	213
Other revolving credit and installment	31,053	8.81	689	24,251	10.24	625

Total consumer	77,129	8.02	1,557	60,341	9.26	1,405
Lease financing	8,343	6.52	136	8,678	7.03	153
Foreign	2,262	18.01	102	1,842	18.79	87

Total loans (5)	220,027	6.42	3,551	181,782	7.44	3,403
Other	8,905	2.60	58	6,814	3.65	63

Total earning assets	$336,131	6.02	5,066	$269,804	7.01	4,724

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,592	.20	1	$2,464	.44	3
Market rate and other savings	108,969	.61	166	94,768	1.00	238
Savings certificates	20,429	2.43	125	23,813	3.05	183
Other time deposits	27,633	1.11	78	9,068	1.88	43
Deposits in foreign offices	5,643	1.00	14	3,949	1.62	16

Total interest-bearing deposits	165,266	.92	384	134,062	1.43	483
Short-term borrowings	29,572	.96	72	29,558	1.66	124
Long-term debt	57,960	2.40	349	43,568	3.36	367
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,525	3.64	32	2,885	4.17	30

Total interest-bearing liabilities	256,323	1.30	837	210,073	1.90	1,004
Portion of noninterest-bearing funding sources	79,808	—	—	59,731	—	—

Total funding sources	$336,131	.99	837	$269,804	1.49	1,004

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.03%	$4,229		5.52%	$3,720

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,642			$13,128
Goodwill	9,817			9,741
Other	35,467			28,544

Total noninterest-earning assets	$58,926			$51,413

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$83,695			$63,403
Other liabilities	22,163			18,137
Preferred stockholders’ equity	50			54
Common stockholders’ equity	32,826			29,550
Noninterest-bearing funding sources used to fund earning assets	(79,808)			(59,731)

Net noninterest-bearing funding sources	$58,926			$51,413

TOTAL ASSETS	$395,057			$321,217

(1)	The average prime rate of the Company was 4.00% and 4.75% for the quarters ended September 30, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.13% and 1.81% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)
	Nine months ended Sept. 30						,
	2003			2002
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$4,005	1.16%	$35	$2,615	1.72%	$34
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,288	4.85	45	1,852	5.67	76
Securities of U.S. states and political subdivisions	2,183	8.92	136	2,117	8.27	125
Mortgage-backed securities:
Federal agencies	17,317	7.84	957	28,338	7.10	1,460
Private collateralized mortgage obligations	1,997	6.48	93	2,456	7.13	128

Total mortgage-backed securities	19,314	7.70	1,050	30,794	7.10	1,588
Other debt securities (4)	3,243	7.77	179	3,020	7.73	172

Total debt securities available for sale (4)	26,028	7.67	1,410	37,783	7.15	1,961
Mortgages held for sale (3)	64,609	5.33	2,585	34,036	6.34	1,622
Loans held for sale (3)	7,064	3.62	191	5,236	4.96	194
Loans:
Commercial	47,146	6.13	2,164	46,539	6.91	2,406
Real estate 1-4 family first mortgage	46,512	4.99	1,740	29,722	6.16	1,372
Other real estate mortgage	25,561	5.50	1,052	25,462	6.25	1,191
Real estate construction	7,888	5.16	305	7,936	5.76	342
Consumer:
Real estate 1-4 family junior lien mortgage	35,132	6.82	1,792	26,817	7.82	1,568
Credit card	7,514	12.14	684	6,696	12.32	619
Other revolving credit and installment	29,117	9.17	1,997	23,818	10.37	1,848

Total consumer	71,763	8.33	4,473	57,331	9.40	4,035
Lease financing	8,457	6.70	425	9,034	7.17	485
Foreign	2,126	18.10	289	1,725	19.19	248

Total loans (5)	209,453	6.66	10,448	177,749	7.57	10,079
Other	7,918	2.87	170	6,529	3.94	193

Total earning assets	$319,077	6.23	14,839	$263,948	7.15	14,083

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,512	.29	5	$2,519	.60	11
Market rate and other savings	104,826	.68	533	92,545	.97	672
Savings certificates	21,257	2.60	413	24,785	3.32	615
Other time deposits	25,052	1.24	233	6,672	1.95	97
Deposits in foreign offices	6,083	1.15	52	5,204	1.65	64

Total interest-bearing deposits	159,730	1.03	1,236	131,725	1.48	1,459
Short-term borrowings	30,414	1.12	254	34,324	1.67	429
Long-term debt	52,141	2.61	1,020	40,843	3.40	1,041
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,210	3.69	88	2,745	4.29	88

Total interest-bearing liabilities	245,495	1.41	2,598	209,637	1.92	3,017
Portion of noninterest-bearing funding sources	73,582	—	—	54,311	—	—

Total funding sources	$319,077	1.09	2,598	$263,948	1.53	3,017

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.14%	$12,241		5.62%	$11,066

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,551			$13,696
Goodwill	9,803			9,731
Other	32,841			28,193

Total noninterest-earning assets	$56,195			$51,620

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$77,446			$60,672
Other liabilities	20,739			16,418
Preferred stockholders’ equity	52			55
Common stockholders’ equity	31,540			28,786
Noninterest-bearing funding sources used to fund earning assets	(73,582)			(54,311)

Net noninterest-bearing funding sources	$56,195			$51,620

TOTAL ASSETS	$375,272			$315,568

(1)	The average prime rate of the Company was 4.16% and 4.75% for the nine months ended September 30, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.23% and 1.88% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for both periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS
(income/expense in millions,	Community		Wholesale		Wells Fargo		Reconciliation		Consolidated
average balances in billions)	Banking		Banking		Financial		column (1)		Company
Quarter ended Sept. 30,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002

Net interest income	$3,056	$2,664	$556	$556	$599	$477	$(3)	$(2)	$4,208	$3,695
Provision for loan losses	221	180	54	60	159	155	—	—	434	395
Noninterest income	2,146	1,744	707	512	97	95	8	(6)	2,958	2,345
Noninterest expense	3,428	2,574	629	564	343	268	—	1	4,400	3,407

Income (loss) before income tax expense (benefit)	1,553	1,654	580	444	194	149	5	(9)	2,332	2,238
Income tax expense (benefit)	488	581	208	159	73	57	2	(3)	771	794

Net income (loss)	$1,065	$1,073	$372	$285	$121	$92	$3	$(6)	$1,561	$1,444

Average loans	$149.8	$117.1	$49.0	$49.1	$21.2	$15.6	$—	$—	$220.0	$181.8
Average assets	290.3	226.4	75.7	71.3	22.9	17.4	6.2	6.1	395.1	321.2
Average core deposits	191.8	166.1	23.8	18.2	.1	.1	—	—	215.7	184.4

Nine months ended Sept. 30,

Net interest income	$8,849	$7,936	$1,667	$1,691	$1,672	$1,370	$(7)	$(8)	$12,181	$10,989
Provision for loan losses	681	648	154	218	448	429	—	—	1,283	1,295
Noninterest income	5,942	5,013	2,015	1,728	283	273	9	10	8,249	7,024
Noninterest expense	9,289	7,579	1,885	1,747	973	810	2	3	12,149	10,139

Income (loss) before income tax expense and effect of change in accounting principle	4,821	4,722	1,643	1,454	534	404	—	(1)	6,998	6,579
Income tax expense (benefit)	1,638	1,662	580	521	202	153	—	(1)	2,420	2,335

Net income before effect of change in accounting principle	3,183	3,060	1,063	933	332	251	—	—	4,578	4,244
Cumulative effect of change in accounting principle	—	—	—	(98)	—	(178)	—	—	—	(276)

Net income	$3,183	$3,060	$1,063	$835	$332	$73	$—	$—	$4,578	$3,968

Average loans	$140.8	$113.4	$49.4	$49.5	$19.3	$14.8	$—	$—	$209.5	$177.7
Average assets	271.9	222.5	76.1	70.3	21.1	16.6	6.2	6.2	375.3	315.6
Average core deposits	184.1	162.5	21.8	17.9	.1	.1	—	—	206.0	180.5

(1)	The reconciling items for revenue (i.e., net interest income plus noninterest income) and net income are Treasury equity investment activities. The material item in the reconciliation column for average assets is unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA
(in millions, except per share amounts)	3Q03	2Q03	1Q03	4Q02	3Q02

For the Period

Net income	$1,561	$1,525	$1,492	$1,466	$1,444
Diluted earnings per common share	.92	.90	.88	.86	.84

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.57%	1.63%	1.70%	1.71%	1.78%
Net income applicable to common stock to average common stockholders’ equity (ROE)	18.86	19.60	19.77	19.34	19.38

Efficiency ratio (1)	61.4	58.9	57.9	58.1	56.4

Total revenue	$7,166	$6,755	$6,509	$6,484	$6,040

Dividends declared per common share	.45	.30	.30	.28	.28

Average common shares outstanding	1,677.2	1,675.7	1,681.5	1,690.4	1,700.7
Diluted average common shares outstanding	1,693.9	1,690.6	1,694.1	1,704.0	1,717.8

Average loans	$220,027	$208,912	$199,194	$183,827	$181,782
Average assets	395,057	375,149	355,171	340,258	321,217
Average core deposits	215,685	205,428	196,802	194,850	184,448

Net interest margin	5.03%	5.12%	5.31%	5.44%	5.52%

At Period End
Securities available for sale	$30,260	$24,625	$26,168	$27,947	$32,974
Loans	231,844	215,392	205,954	196,634	186,310
Allowance for loan losses	3,893	3,894	3,887	3,862	3,861
Goodwill	9,849	9,803	9,799	9,753	9,744
Assets	390,813	369,645	369,669	349,259	334,250
Core deposits	209,422	210,722	203,185	198,234	190,606
Common stockholders’ equity	32,316	32,223	30,723	30,297	30,016
Stockholders’ equity	32,372	32,275	30,771	30,358	30,074

Capital ratios
Common stockholders’ equity to assets	8.27%	8.72%	8.31%	8.67%	8.98%
Stockholders’ equity to assets	8.28	8.73	8.32	8.69	9.00
Risk-based capital (2)
Tier 1 capital	8.09	7.93	7.34	7.60	7.84
Total capital	11.54	11.43	10.89	11.31	11.39
Tier 1 leverage (2)	6.44	6.59	6.43	6.58	6.83

Book value per common share	$19.27	$19.20	$18.34	$17.97	$17.67

Staff (active, full-time equivalent)	139,200	135,500	131,600	127,500	125,700

Common Stock Price
High	$53.71	$52.80	$49.13	$51.60	$54.84
Low	48.90	45.01	43.27	43.30	38.10
Period end	51.50	50.40	44.99	46.87	48.16

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	The September 30, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)	3Q03	2Q03	1Q03	4Q02	3Q02

INTEREST INCOME
Securities available for sale	$470	$435	$453	$531	$582
Mortgages held for sale	906	864	814	828	591
Loans held for sale	57	67	67	58	52
Loans	3,548	3,482	3,410	3,347	3,400
Other interest income	64	80	62	62	74

Total interest income	5,045	4,928	4,806	4,826	4,699

INTEREST EXPENSE
Deposits	384	425	427	460	483
Short-term borrowings	72	87	95	107	124
Long-term debt	349	341	330	363	367
Guaranteed preferred beneficial interests in Company’s subordinated debentures	32	29	27	29	30

Total interest expense	837	882	879	959	1,004

NET INTEREST INCOME	4,208	4,046	3,927	3,867	3,695
Provision for loan losses	434	424	425	438	395

Net interest income after provision for loan losses	3,774	3,622	3,502	3,429	3,300

NONINTEREST INCOME
Service charges on deposit accounts	607	587	553	567	560
Trust and investment fees	504	470	460	480	462
Credit card fees	251	257	243	255	242
Other fees	422	373	368	375	372
Mortgage banking	773	543	561	515	426
Insurance	252	289	266	231	234
Net (losses) gains on debt securities available for sale	(23)	20	18	91	121
Net gains (losses) from equity investments	58	(47)	(98)	(96)	(152)
Other	114	217	211	199	80

Total noninterest income	2,958	2,709	2,582	2,617	2,345

NONINTEREST EXPENSE
Salaries	1,185	1,155	1,141	1,091	1,110
Incentive compensation	621	503	447	541	446
Employee benefits	374	350	419	287	304
Equipment	298	305	269	317	232
Net occupancy	283	288	296	281	278
Net losses (gains) on dispositions of premises and equipment	4	10	(4)	26	—
Other	1,635	1,369	1,202	1,227	1,037

Total noninterest expense	4,400	3,980	3,770	3,770	3,407

INCOME BEFORE INCOME TAX EXPENSE	2,332	2,351	2,314	2,276	2,238
Income tax expense	771	826	822	810	794

NET INCOME	$1,561	$1,525	$1,492	$1,466	$1,444

NET INCOME APPLICABLE TO COMMON STOCK	$1,560	$1,524	$1,491	$1,465	$1,443

EARNINGS PER COMMON SHARE
Earnings per common share	$.93	$.91	$.89	$.87	$.85

Diluted earnings per common share	$.92	$.90	$.88	$.86	$.84

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.30	$.30	$.28	$.28

Average common shares outstanding	1,677.2	1,675.7	1,681.5	1,690.4	1,700.7

Diluted average common shares outstanding	1,693.9	1,690.6	1,694.1	1,704.0	1,717.8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET (QUARTER ENDED)
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

ASSETS
Cash and due from banks	$15,423	$16,045	$16,011	$17,820	$15,813
Federal funds sold and securities purchased under resale agreements	2,692	2,768	4,982	3,174	4,047
Securities available for sale	30,260	24,625	26,168	27,947	32,974
Mortgages held for sale	55,328	58,716	62,610	51,154	42,339
Loans held for sale	7,310	7,009	7,075	6,665	5,522

Loans	231,844	215,392	205,954	196,634	186,310
Allowance for loan losses	3,893	3,894	3,887	3,862	3,861

Net loans	227,951	211,498	202,067	192,772	182,449

Mortgage servicing rights, net	5,765	3,821	4,183	4,489	4,415
Premises and equipment, net	3,517	3,604	3,680	3,688	3,664
Goodwill	9,849	9,803	9,799	9,753	9,744
Other assets	32,718	31,756	33,094	31,797	33,283

Total assets	$390,813	$369,645	$369,669	$349,259	$334,250

LIABILITIES
Noninterest-bearing deposits	$77,175	$80,943	$75,330	$74,094	$69,382
Interest-bearing deposits	174,261	149,941	160,544	142,822	136,374

Total deposits	251,436	230,884	235,874	216,916	205,756
Short-term borrowings	25,589	23,883	33,196	33,446	30,370
Accrued expenses and other liabilities	18,839	20,705	19,961	18,334	19,341
Long-term debt	58,992	58,513	46,982	47,320	45,824
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,585	3,385	2,885	2,885	2,885

Total liabilities	358,441	337,370	338,898	318,901	304,176

STOCKHOLDERS’ EQUITY
Preferred stock	319	375	430	251	294
Unearned ESOP shares	(263)	(323)	(382)	(190)	(236)

Total preferred stock	56	52	48	61	58
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,532	9,536	9,514	9,498	9,499
Retained earnings	22,103	21,320	20,349	19,394	18,441
Cumulative other comprehensive income	572	1,185	913	976	1,070
Treasury stock	(2,785)	(2,712)	(2,947)	(2,465)	(1,888)

Total stockholders’ equity	32,372	32,275	30,771	30,358	30,074

Total liabilities and stockholders’ equity	$390,813	$369,645	$369,669	$349,259	$334,250

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS (QUARTER ENDED)
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

Commercial	$47,720	$47,577	$48,147	$47,292	$46,827
Real estate 1-4 family first mortgage	59,680	48,239	44,492	40,976	33,773
Other real estate mortgage	25,723	25,703	25,629	25,312	25,233
Real estate construction	7,777	7,853	8,032	7,804	7,887
Consumer:
Real estate 1-4 family junior lien mortgage	40,681	36,695	33,175	31,290	30,193
Credit card	7,836	7,626	7,359	7,455	7,033
Other revolving credit and installment	31,919	30,943	28,361	26,353	24,912

Total consumer	80,436	75,264	68,895	65,098	62,138
Lease financing	8,185	8,514	8,698	8,241	8,593
Foreign	2,323	2,242	2,061	1,911	1,859

Total loans (net of unearned income)	$231,844	$215,392	$205,954	$196,634	$186,310

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

Balance, beginning of quarter	$3,894	$3,887	$3,862	$3,861	$3,883

Allowances related to business combinations/other	(1)	7	25	1	(2)

Provision for loan losses	434	424	425	438	395

Loan charge-offs:
Commercial	(136)	(147)	(153)	(183)	(159)
Real estate 1-4 family first mortgage	(8)	(6)	(9)	(7)	(3)
Other real estate mortgage	(12)	(9)	(2)	(10)	(2)
Real estate construction	(2)	(3)	(3)	(8)	(9)
Consumer:
Real estate 1-4 family junior lien mortgage	(19)	(22)	(22)	(23)	(14)
Credit card	(109)	(116)	(112)	(100)	(99)
Other revolving credit and installment	(206)	(198)	(198)	(174)	(212)

Total consumer	(334)	(336)	(332)	(297)	(325)
Lease financing	(26)	(24)	(26)	(26)	(21)
Foreign	(29)	(25)	(20)	(21)	(19)

Total loan charge-offs	(547)	(550)	(545)	(552)	(538)

Loan recoveries:
Commercial	31	37	36	42	36
Real estate 1-4 family first mortgage	1	1	—	—	1
Other real estate mortgage	2	3	2	3	3
Real estate construction	2	4	5	—	10
Consumer:
Real estate 1-4 family junior lien mortgage	7	6	5	3	4
Credit card	13	13	12	12	12
Other revolving credit and installment	46	50	51	45	49

Total consumer	66	69	68	60	65
Lease financing	6	7	6	6	4
Foreign	5	5	3	3	4

Total loan recoveries	113	126	120	114	123

Net loan charge-offs	(434)	(424)	(425)	(438)	(415)

Balance, end of quarter	$3,893	$3,894	$3,887	$3,862	$3,861

Net loan charge-offs (annualized) as a percentage of average total loans	.78%	.81%	.87%	.95%	.91%

Allowance as a percentage of total loans	1.68%	1.81%	1.89%	1.96%	2.07%

Allowance as a percentage of nonaccrual loans	257%	249%	249%	259%	249%

Allowance as a percentage of nonaccrual loans and other assets	226%	221%	220%	228%	222%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS (QUARTER ENDED)
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

Nonaccrual loans:
Commercial	$713	$787	$836	$796	$840
Real estate 1-4 family first mortgage	203	206	216	214	215
Other real estate mortgage	267	263	222	192	198
Real estate construction	48	61	72	93	112
Consumer:
Real estate 1-4 family junior lien mortgage	134	105	83	65	39
Other revolving credit and installment	78	49	44	48	55

Total consumer	212	154	127	113	94
Lease financing	71	85	85	79	85
Foreign	3	5	5	5	5

Total nonaccrual loans	1,517	1,561	1,563	1,492	1,549
As a percentage of total loans	.65%	.72%	.76%	.76%	.83%
Foreclosed assets	200	195	200	201	186
Real estate investments	6	5	5	4	2

Total nonaccrual loans and other assets	$1,723	$1,761	$1,768	$1,697	$1,737

As a percentage of total loans	.74%	.82%	.86%	.86%	.93%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

Service charges on deposit accounts	$607	$587	$553	$567	$560
Trust and investment fees:
Trust, investment and IRA fees	348	322	324	339	327
Commissions and all other fees	156	148	136	141	135

Total trust and investment fees	504	470	460	480	462
Credit card fees	251	257	243	255	242
Other fees:
Cash network fees	48	46	42	43	47
Charges and fees on loans	199	186	180	184	160
All other	175	141	146	148	165

Total other fees	422	373	368	375	372
Mortgage banking:
Origination and other closing fees	393	334	276	353	271
Servicing fees, net of amortization and provision for impairment	(82)	(741)	(443)	(457)	(158)
Net gains on mortgage loan origination/sales activities	319	831	637	520	226
All other	143	119	91	99	87

Total mortgage banking	773	543	561	515	426
Insurance	252	289	266	231	234
Net (losses) gains on debt securities available for sale	(23)	20	18	91	121
Net gains (losses) from equity investments	58	(47)	(98)	(96)	(152)
Net gains (losses) on sales of loans	19	5	(1)	4	7
Net gains (losses) on dispositions of operations	—	—	27	16	(9)
All other	95	212	185	179	82

Total	$2,958	$2,709	$2,582	$2,617	$2,345

FIVE QUARTER NONINTEREST EXPENSE
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

Salaries	$1,185	$1,155	$1,141	$1,091	$1,110
Incentive compensation	621	503	447	541	446
Employee benefits	374	350	419	287	304
Equipment	298	305	269	317	232
Net occupancy	283	288	296	281	278
Net losses (gains) on dispositions of premises and equipment	4	10	(4)	26	—
Outside professional services	122	111	112	136	108
Contract services	270	250	155	193	129
Outside data processing	105	103	98	88	91
Telecommunications	92	86	78	84	94
Travel and entertainment	98	92	85	94	85
Advertising and promotion	98	96	81	97	85
Postage	94	87	84	67	65
Stationery and supplies	62	57	54	62	51
Insurance	48	69	50	28	29
Operating losses	29	64	57	48	40
Security	41	42	42	39	41
Core deposit intangibles	35	36	37	38	38
All other	541	276	269	253	181

Total	$4,400	$3,980	$3,770	$3,770	$3,407

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES (TAXABLE-EQUIVALENT BASIS)
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,514	$6,405	$3,101	$2,762	$2,641
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,283	1,288	1,294	1,525	1,719
Securities of U.S. states and political subdivisions	2,442	2,063	2,040	2,075	2,123
Mortgage backed securities:
Federal agencies	18,538	15,696	17,709	21,909	26,037
Private collateralized mortgage obligations	1,972	1,994	2,025	2,002	2,119

Total mortgage-backed securities	20,510	17,690	19,734	23,911	28,156
Other debt securities (1)	3,540	3,167	3,013	3,056	2,883

Total debt securities available for sale (1)	27,775	24,208	26,081	30,567	34,881
Mortgages held for sale	69,786	65,493	58,422	57,134	38,384
Loans held for sale	7,124	7,063	7,002	5,808	5,302
Loans:
Commercial	46,947	47,484	47,007	46,467	46,323
Real estate 1-4 family first mortgage	51,936	45,776	41,713	31,266	31,366
Other real estate mortgage	25,635	25,661	25,385	25,268	25,389
Real estate construction	7,775	7,983	7,908	7,894	7,843
Consumer:
Real estate 1-4 family junior lien mortgage	38,393	34,857	32,076	30,630	29,192
Credit card	7,683	7,456	7,400	7,150	6,898
Other revolving credit and installment	31,053	28,876	27,383	24,825	24,251

Total consumer	77,129	71,189	66,859	62,605	60,341
Lease financing	8,343	8,658	8,371	8,410	8,678
Foreign	2,262	2,161	1,951	1,917	1,842

Total loans (2)	220,027	208,912	199,194	183,827	181,782
Other	8,905	7,717	7,115	6,379	6,814

Total earning assets	$336,131	$319,798	$300,915	$286,477	$269,804

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,592	$2,536	$2,406	$2,418	$2,464
Market rate and other savings	108,969	104,603	100,816	97,473	94,768
Savings certificates	20,429	21,355	22,004	22,774	23,813
Other time deposits	27,633	26,912	20,531	12,694	9,068
Deposits in foreign offices	5,643	6,278	6,337	4,438	3,949

Total interest-bearing deposits	165,266	161,684	152,094	139,797	134,062
Short-term borrowings	29,572	30,218	31,473	30,175	29,558
Long-term debt	57,960	51,677	46,662	46,060	43,568
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,525	3,215	2,885	2,885	2,885

Total interest-bearing liabilities	256,323	246,794	233,114	218,917	210,073
Portion of noninterest-bearing funding sources	79,808	73,004	67,801	67,560	59,731

Total funding sources	$336,131	$319,798	$300,915	$286,477	$269,804

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,642	$13,320	$13,691	$14,189	$13,128
Goodwill	9,817	9,802	9,789	9,756	9,741
Other	35,467	32,229	30,776	29,836	28,544

Total noninterest-earning assets	$58,926	$55,351	$54,256	$53,781	$51,413

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$83,695	$76,934	$71,576	$72,185	$63,403
Other liabilities	22,163	20,192	19,834	19,045	18,137
Preferred stockholders’ equity	50	47	60	57	54
Common stockholders’ equity	32,826	31,182	30,587	30,054	29,550
Noninterest-bearing funding sources used to fund earning assets	(79,808)	(73,004)	(67,801)	(67,560)	(59,731)

Net noninterest-bearing funding sources	$58,926	$55,351	$54,256	$53,781	$51,413

TOTAL ASSETS	$395,057	$375,149	$355,171	$340,258	$321,217

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS
(income/expense in millions, average balances in billions)	3Q03	2Q03	1Q03	4Q02	3Q02

COMMUNITY BANKING
Net interest income	$3,056	$2,938	$2,855	$2,809	$2,664
Provision for loan losses	221	230	231	266	180
Noninterest income	2,146	1,938	1,858	1,947	1,744
Noninterest expense	3,428	3,022	2,839	2,861	2,574

Income before income tax expense	1,553	1,624	1,643	1,629	1,654
Income tax expense	488	565	585	573	581

Net income	$1,065	$1,059	$1,058	$1,056	$1,073

Average loans	$149.8	$139.8	$132.4	$118.4	$117.1
Average assets	290.3	269.5	255.5	243.4	226.4
Average core deposits	191.8	184.1	176.3	174.8	166.1
WHOLESALE BANKING
Net interest income	$556	$560	$551	$565	$556
Provision for loan losses	54	46	53	60	60
Noninterest income	707	656	652	588	512
Noninterest expense	629	636	620	620	564

Income before income tax expense	580	534	530	473	444
Income tax expense	208	189	183	170	159

Net income	$372	$345	$347	$303	$285

Average loans	$49.0	$49.8	$49.3	$49.1	$49.1
Average assets	75.7	78.4	74.1	72.4	71.3
Average core deposits	23.8	21.2	20.4	19.9	18.2
WELLS FARGO FINANCIAL
Net interest income	$599	$550	$523	$496	$477
Provision for loan losses	159	148	141	112	155
Noninterest income	97	95	91	80	95
Noninterest expense	343	321	308	288	268

Income before income tax expense	194	176	165	176	149
Income tax expense	73	66	63	67	57

Net income	$121	$110	$102	$109	$92

Average loans	$21.2	$19.3	$17.5	$16.3	$15.6
Average assets	22.9	21.1	19.4	18.3	17.4
Average core deposits	.1	.1	.1	.1	.1
RECONCILIATION (1)
Net interest income	$(3)	$(2)	$(2)	$(3)	$(2)
Provision for loan losses	—	—	—	—	—
Noninterest income	8	20	(19)	2	(6)
Noninterest expense	—	1	3	1	1

Income (loss) before income tax expense (benefit)	5	17	(24)	(2)	(9)
Income tax expense (benefit)	2	6	(9)	—	(3)

Net income (loss)	$3	$11	$(15)	$(2)	$(6)

Average loans	$—	$—	$—	$—	$—
Average assets	6.2	6.1	6.2	6.2	6.1
Average core deposits	—	—	—	—	—
CONSOLIDATED COMPANY
Net interest income	$4,208	$4,046	$3,927	$3,867	$3,695
Provision for loan losses	434	424	425	438	395
Noninterest income	2,958	2,709	2,582	2,617	2,345
Noninterest expense	4,400	3,980	3,770	3,770	3,407

Income before income tax expense	2,332	2,351	2,314	2,276	2,238
Income tax expense	771	826	822	810	794

Net income	$1,561	$1,525	$1,492	$1,466	$1,444

Average loans	$220.0	$208.9	$199.2	$183.8	$181.8
Average assets	395.1	375.1	355.2	340.3	321.2
Average core deposits	215.7	205.4	196.8	194.8	184.4

(1)	The reconciling items for revenue (i.e., net interest income plus noninterest income) and net income are Treasury equity investment activities. The material item in the reconciliation section for average assets is unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)
(in millions)	3Q03	2Q03	1Q03	4Q02	3Q02

Mortgage Servicing Rights:
Balance, beginning of quarter	$6,375	$6,652	$6,677	$6,174	$7,865
Originations	1,377	892	603	793	492
Purchases	874	462	394	490	268
Amortization	(572)	(926)	(803)	(671)	(534)
Write-down	(492)	(535)	(311)	(184)	(887)
Other (includes changes in mortgage servicing rights due to hedging)	27	(170)	92	75	(1,030)

Balance before valuation allowance, end of quarter	7,589	6,375	6,652	6,677	6,174
Less: Valuation allowance	1,824	2,554	2,469	2,188	1,759

Balance, end of quarter	$5,765	$3,821	$4,183	$4,489	$4,415

Mortgage Servicing Rights Valuation Allowance:
Balance, beginning of quarter	$2,554	$2,469	$2,188	$1,759	$1,909
Provision for mortgage servicing rights in excess of fair value	—	620	592	613	737
Reversal of provision for mortgage servicing rights in excess of fair value	(238)	—	—	—	—
Write-down of mortgage servicing rights	(492)	(535)	(311)	(184)	(887)

Balance, end of quarter	$1,824	$2,554	$2,469	$2,188	$1,759

Ratio of mortgage servicing rights to related mortgage loans serviced for others	1.03%	.73%	.84%	.92%	.89%

(in billions)	3Q03	2Q03	1Q03	4Q02	3Q02

Managed Servicing Portfolio:
Loans serviced for others	$560	$522	$499	$487	$495
Owned loans serviced (Portfolio & Warehouse)	114	106	106	91	75

Total owned servicing	674	628	605	578	570
Sub-servicing	18	23	29	36	45

Total	$692	$651	$634	$614	$615

Weighted-average note rate (owned servicing only)	5.98%	6.23%	6.49%	6.67%	6.89%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION
(in billions)	3Q03	2Q03	1Q03	4Q02	3Q02

Application Data: (1)
Residential real estate first mortgage quarterly applications	$135	$204	$157	$121	$157
Percentage of refinances	59%	77%	77%	71%	74%
Residential real estate first mortgage unclosed pipeline, at quarter end	$62	$120	$89	$69	$89

(1)	Consists of Wells Fargo Home Mortgage application data only.

(in billions)	3Q03	2Q03	1Q03	4Q02	3Q02

Residential Real Estate Originations: (1)
Quarter:
Residential real estate first mortgage loans:
Retail	$80	$73	$51	$54	$37
Correspondent/Wholesale	71	54	46	52	46
Home equity loans and lines	8	7	5	5	5
Wells Fargo Financial	2	1	1	1	1

Total	$161	$135	$103	$112	$89

Year-to-date	$399	$238	$103	$333	$221

(1)	Consists of residential real estate originations from all Wells Fargo channels.